                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

   The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

   The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

                                                              State or Other
                                                               Jurisdiction
Subsidiary                                                   of Incorporation
----------                                                   ----------------
ACCO World Corporation                                       Delaware
 ACCO Brands, Inc.                                           Delaware
 ACCO Canada Inc.                                            Ontario, Canada
 ACCO Europe PLC                                             England
   ACCO Australia Pty. Limited                               Australia
   ACCO Eastlight Limited                                    England
   ACCO-Rexel Limited (1)                                    Republic of Ireland
   ACCO UK Limited                                           England
     Hetzel Vermogensverwaltungs GmbH                        Germany
       Hetzel GmbH & Co. KG (Limited Partnership)            Germany
     ACCO France S.A.                                        France
 ACCO Mexicana S.A. de C.V.                                  Mexico
 Boone International, Inc.                                   Delaware
 Day-Timers, Inc.                                            Delaware
   Day-Timers of Canada, Ltd.                                Canada
   Day-Timers Pty. Limited                                   Australia
 International Business Controls, B.V.                       Netherlands
   ACCO Italia S.p.A.                                        Italy
 Fortune Brands Home & Office, Inc. (2)                      Delaware
Acushnet Company                                             Delaware
 Acushnet Cayman Limited                                     Cayman Islands
   Acushnet Lionscore, Ltd.  (3)                             Cayman Islands
 Acushnet Foot-Joy (Thailand) Limited                        Thailand
 Acushnet Foreign Sales Corporation                          Barbados
 Acushnet International Inc.                                 Delaware
   Acushnet Canada Inc.                                      Canada
     Acushnet Manufacturing Inc./Fabrication Acushnet Inc.   Canada

--------------------
1. 66.67% owned by ACCO-Rexel Group Services Limited and 33.33% owned by ACCO World Corporation.
2. 50% owned by ACCO World Corporation and 50% owned by MasterBrand Industries, Inc.
3. 40% owned by Acushnet Cayman Limited.
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
                                                           State or Other
                                                            Jurisdiction
Subsidiary                                                of Incorporation
----------                                                ----------------
   Acushnet Golf Thailand Ltd.                            Thailand
   Acushnet GmbH                                          Germany
     Acushnet-Danmark ApS                                 Denmark
     Acushnet France S.A.                                 France
     Acushnet Nederland B.V.                              Netherlands
     Acushnet Osterreich GmbH                             Austria
     Acushnet South Africa (Pty.) Ltd.                    South Africa
     Acushnet Sverige AB                                  Sweden
   Acushnet Japan, Inc.                                   Japan
   Acushnet Limited                                       England
 Cobra Golf Incorporated                                  Delaware
   Cobra Golf Export Incorporated                         Barbados
Fortune Brands Finance Canada Ltd.                        Ontario, Canada
Fortune Brands International Corporation                  Delaware
Jim Beam Brands Worldwide, Inc.                           Delaware
 Alberta Distillers Limited                               Alberta, Canada
   Carrington Distillers Limited                          Ontario, Canada
   Featherstone & Co. Limited                             Ontario, Canada
 Bourbon Warehouse Receipts, Inc.                         Deleware
   Jim Beam Brands Netherlands, B.V.                      Netherlands
     Maxxium Worldwide B.V. (4)                           Netherlands
     Jim Beam Brands Australia Pty. Limited               New South Wales, Australia
       Barwang International Pty. Limited (5)             Australia
 JBB (Greater Europe) PLC  (6)                            Scotland
 Jim Beam Brands Co.                                      Delaware
   James B. Beam Distilling International Co., Inc.       Barbados
   JBB Spirits (New York) Inc.                            New York
 John de Kuyper & Son, Incorporated                       Delaware
 Wood Terminal Company                                    Delaware
MasterBrand Industries, Inc.                              Delaware
 MasterBrand Industries Foreign Sales Corporation (7)     Barbados
 MasterBrand Cabinets, Inc.                               Delaware
   NHB Industries Limited                                 Canada
   NHB Holdings, Inc.                                     Delaware
     NHB Industries, Inc.                                 Alabama
     September Properties, Inc.                           Alabama

_____________
4. 33.3% owned by Jim Beam Brands Netherlands, B.V.
5. 50% owned by Jim Beam Brands Australia Pty. Limited.
6. 428,055,999 shares owned by Jim Beam Brands Worldwide, Inc; 1 share owned by Jim Beam Brands Co.
7. Owned equally by MasterBrand Cabinets, Inc., Master Lock Company, Moen Incorporated, Waterloo Industries, Inc. and 21st Century Companies, Inc.

                                                               State or Other
                                                                Jurisdiction
Subsidiary                                                    of Incorporation
----------                                                    ----------------

 Master Lock Company                                          Delaware
    Master Lock de Nogales, S.A. de C.V.                      Mexico
    Master Lock Europe, S.A. (8)                              France
    Master Lock Pacific Limited (9)                           Hong Kong
 Moen Incorporated                                            Delaware
    Moen International, Inc.                                  Connecticut
     Creative Specialties International Company Limited (10)  Hong Kong
    Moen Sonora S.A. de C.V.                                  Mexico
    Moen China, Limited (11)                                  Hong Kong
    Moen de Mexico, S.A. de C.V.                              Mexico
    Moen Guangzhou Faucet Co., Ltd. (12)                      China
    Moen, Inc.                                                Ontario, Canada
    Moen of Pennsylvania, Inc.                                Delaware
    21/st/ Century Companies, Inc.                            Delaware
 Waterloo Industries, Inc.                                    Delaware
1700 Insurance Company Ltd.                                   Bermuda

________________________________________________________________________________
8.  99.68% owned by Master Lock Company.
9. Owned 99.9% by Master Lock Company and 0.1% by Fortune Brands International Corporation (FBIC).
10. 60% owned by Moen Incorporated.
11. Owned 99% by Moen Incorporated and 1% by Moen International, Inc.
12. 66.03% owned by Moen Incorporated.